Exhibit 5.1

Holland & Knight LLP | www.hklaw.com

December 3, 2025

Board of Directors
Commerce Bancshares, Inc.
1000 Walnut Street
Kansas City, Missouri 64106

Re:	Registration Statement on Form S-4 of Commerce Bancshares, Inc.

Ladies and Gentlemen:

We have acted as counsel to Commerce Bancshares, Inc. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of (i) a Registration Statement on Form S-4 (Registration No. 333-289873) (the “Prior Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), which was declared effective on September 10, 2025, relating to the registration under the Securities Act by the Company of 9,791,482 shares of the Company’s common stock, par value $5.00 per share (the “Common Stock”), and (ii) the related Registration Statement on Form S-4 filed with the Commission pursuant to Rule 462(b) promulgated under the Securities Act (the “462(b) Registration Statement,” and together with the Prior Registration Statement, the “Registration Statement”) relating to registration under Rule 462(b) under the Securities Act by the Company of an additional 488,700 shares of Common Stock (the “Shares”), which number gives effect to the five percent (5%) Common Stock dividend declared by the Company’s Board of Directors on October 31, 2025. The Shares may be issued to the shareholders of FineMark Holdings, Inc. (“FineMark”) in connection with the proposed transaction whereby FineMark will be merged with and into the Company, pursuant to the Agreement and Plan of Merger, dated June 16, 2025 (the “Merger Agreement”), by and among the Company, CBI-Kansas, Inc. and FineMark. This opinion is being issued pursuant to the requirements of the Securities Act.

In so acting, we have examined original counterparts or copies of original counterparts of the following documents:

(i)              The Registration Statement and all exhibits thereto.

(ii)             The Company’s Restated Articles of Incorporation.

(iii)            The Company’s By-Laws, as amended.

(iv)            The Merger Agreement.

(v)             Resolutions of the Board of Directors of the Company in connection with the Registration Statement.

We have also examined originals or copies of such records of the Company, certificates and web sites of public officials and of officers or other representatives of the Company and agreements and other documents, and made such other investigations, as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinion expressed below.

Atlanta | Austin | Birmingham | Boston | Century City | Charlotte | Chattanooga | Chicago | Dallas | Denver | Fort Lauderdale
Houston | Jacksonville | Los Angeles | Miami | Nashville | Newport Beach | New York | Orlando | Philadelphia | Portland
Richmond | San Francisco | Seattle | Stamford | Tallahassee | Tampa | Tysons | Washington, D.C. | West Palm Beach

In rendering the opinion set forth herein, we have assumed:

(i)       The genuineness of all signatures (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document.

(ii)      The authenticity of the originals of the documents submitted to us.

(iii)     The conformity to authentic originals of any documents submitted to us as copies.

(iv)     As to matters of fact, the truthfulness of the representations made or otherwise incorporated in the Registration Statement and representations and statements made in certificates or web sites of public officials and officers or other representatives of the Company.

(v)      That the offer and sale of Shares under the Merger Agreement complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Merger Agreement.

We have not independently established the validity of the foregoing assumptions.

Based on the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and paid for in the manner described in the Merger Agreement, the Shares will be validly issued, fully paid and non-assessable.

Our opinion is limited to The General and Business Corporation Law of Missouri, including all reported judicial decisions interpreting such laws, and we do not express any opinion herein concerning any other laws.

This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely in connection with the Merger Agreement and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinion expressed herein is rendered and speaks only as of the date hereof and we specifically disclaim any responsibility to update such opinion subsequent to the date hereof or to advise you of subsequent developments affecting such opinion.

We consent to the reference to this firm in the Registration Statement under the caption “Legal Matters” as the attorneys who will pass upon the legal validity of the Shares and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. Our consent, however, shall not constitute an admission to our being experts as provided for in Sections 7 and 11 of the Securities Act.

Respectfully submitted,
/s/ Holland & Knight LLP
HOLLAND & KNIGHT LLP

Atlanta | Austin | Birmingham | Boston | Century City | Charlotte | Chattanooga | Chicago | Dallas | Denver | Fort Lauderdale
Houston | Jacksonville | Los Angeles | Miami | Nashville | Newport Beach | New York | Orlando | Philadelphia | Portland
Richmond | San Francisco | Seattle | Stamford | Tallahassee | Tampa | Tysons | Washington, D.C. | West Palm Beach